UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

 Commission file number 001-16111

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     770-829-8234

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the flowing provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations
Global Payments Inc. (the "Company") has established November 20, 2013 as the date for its annual meeting of shareholders (the "Annual Meeting") to be held at 10 Glenlake Parkway, North Tower, Atlanta, Georgia, 30328-3473.
Because the Annual Meeting will be held more than 30 days from the calendar date of the Company's 2012 annual meeting of shareholders, the deadline for shareholder nominations of directors or proposals for consideration at the Annual Meeting listed in the Company's 2012 Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on August 10, 2012, no longer applies.

If a shareholder intends to nominate a person for election to the Board at the Annual Meeting, the Company must receive notice of such proposal by the close of business on or before August 22, 2013. Such notice must include the information required by our Bylaws with respect to each nominee. Any notice provided by a shareholder after the close of business on August 22, 2013, will be considered untimely and will not be included in the Company's proxy materials at the Annual Meeting.

If a shareholder intends to propose other business for consideration at the Annual Meeting, the Company must receive notice of such proposal by the close of business on August 22, 2013. Such notice must be compliant with applicable SEC rules, including Rule 14a, and must include the information required by our Bylaws with respect to each matter the shareholder proposes to bring before the Annual Meeting. Any notice provided by a shareholder after the close of business on August 22, 2013, will be considered untimely and will not be included in the Company's proxy materials at the Annual Meeting.
Shareholder notices of proposals or nominations must be provided in writing to the Corporate Secretary at Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia, 30328-3473 Attn: Corporate Secretary.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: May 10, 2013
By: /s/ David E. Mangum
David E. Mangum
Chief Financial Officer